Filed Pursuant to Rule 424(b)(5)
Registration No. 333-256791

PROSPECTUS SUPPLEMENT
(To Prospectus dated July 9, 2021)

$200,000,000
Common Shares

DIANA SHIPPING INC.
This prospectus supplement relates to the issuance and sale of our common shares, par value $0.01 per share, having an aggregate offering price of up to $200,000,000, from time to time solely through Maxim Group LLC ("Maxim"), to whom we refer to herein as the sales agent. Each common share sold in this offering includes a preferred stock purchase right that trades with the common share. These sales, if any, will be made pursuant to the terms of the amended Equity Distribution Agreement between us and the sales agent, dated July 9, 2021 (the “Equity Distribution Agreement”).
Our common shares are traded on the New York Stock Exchange or NYSE, under the symbol "DSX".  On July 8, 2021, the last reported sales price of our common shares on the NYSE was $4.29.
Sales of common shares, if any, under this prospectus supplement and the accompanying prospectus, may be made by means of ordinary brokers' transactions on the NYSE, in negotiated transactions or transactions that are deemed to be "at the market" offerings as defined in Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), including sales made to or through a market maker other than on an exchange, at prices related to the prevailing market prices or at negotiated prices.
Investing in our common shares is speculative and involves significant risks. See "Risk Factors" beginning on page S-4 of this prospectus supplement, as well as the accompanying prospectus and the documents we have filed with the Securities and Exchange Commission that are incorporated by reference herein for more information, before you make any investment in our common shares.
None of the Securities and Exchange Commission, any state securities commission, or any other regulatory body has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
The transaction fee payable for sales of common shares will be 3.0% of the gross sales price of all common shares sold from time to time under the Equity Distribution Agreement. Subject to the terms and conditions of the Equity Distribution Agreement. Maxim will use its commercially reasonable efforts to sell on our behalf any common shares to be offered by us under the equity distribution agreement. The net proceeds from any sales under this prospectus supplement will be used as described under "Use of Proceeds" in this prospectus supplement.
Maxim Group LLC

The date of this prospectus supplement is July 9, 2021

TABLE OF CONTENTS

Page

PROSPECTUS SUPPLEMENT

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS SUPPLEMENT	s-i
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	s-ii
PROSPECTUS SUPPLEMENT SUMMARY	s-1
THE OFFERING	s-3
RISK FACTORS	s-4
USE OF PROCEEDS	s-5
CAPITALIZATION	s-6
TAX CONSIDERATIONS	s-6
PLAN OF DISTRIBUTION	s-7
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	s-8
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION	s-9
LEGAL MATTERS	s-9
WHERE YOU CAN FIND ADDITIONAL INFORMATION	s-10

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the base prospectus. The second part, the base prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to this offering. Generally, when we refer only to the prospectus, we are referring to both parts combined, and when we refer to the accompanying prospectus, we are referring to the base prospectus.
If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, our common shares being offered and other information you should know before investing. You should read this prospectus supplement and the accompanying prospectus together with the additional information described under the heading "Where You Can Find More Information" before investing in our common shares.
Unless otherwise indicated, all references to "dollars" and "$" in this prospectus supplement are to, and amounts presented in, United States dollars and financial information presented in this prospectus supplement that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States.
We have authorized only the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not, and any sales agents have not, authorized anyone to provide you with information that is different. We and the sales agent take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are offering to sell, and seeking offers to buy, our common shares only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference in this document is accurate only as of the date such information was issued, regardless of the time of delivery of this prospectus supplement or the date of any sale of our common shares.
s-i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus, including the information we incorporate by reference, include "forward-looking statements," as defined by U.S. federal securities laws, with respect to our financial condition, results of operations and business and our expectations or beliefs concerning future events. Words such as, but not limited to, "believe," "expect," "anticipate," "estimate," "intend," "plan," "targets," "projects," "likely," "will," "would," "could" and similar expressions or phrases may identify forward-looking statements.
All forward-looking statements involve risks and uncertainties. The occurrence of the events described, and the achievement of the expected results, depend on many events, some or all of which are not predictable or within our control. Actual results may differ materially from expected results.
The forward-looking statements in this document are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management’s examination of historical operating trends, data contained in its records and other data available from third parties. Although Diana Shipping Inc. (the “Company”) believes that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond its control,  cannot assure you that it will achieve or accomplish these expectations, beliefs or projections.
Such statements reflect the Company’s current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. The Company is making investors aware that such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors that could cause actual results to differ materially from those contemplated.
In addition to these important factors and matters discussed elsewhere herein, important factors that, in its view, could cause actual results to differ materially from those discussed in the forward-looking statements include, but are not limited to (i) the strength of world economies, (ii) fluctuations in currencies and interest rates, (iii) general market conditions, including fluctuations in charter hire rates and vessel values, (iv) changes in demand in the dry-bulk shipping industry, (v) changes in the supply of vessels, including when caused by new newbuilding vessel orders or changes to or terminations of existing orders, and vessel scrapping levels, (vi) changes in the Company's operating expenses, including bunker prices, crew costs, drydocking and insurance costs, (vii) the Company’s future operating or financial results, (viii) availability of financing and refinancing and changes to the Company’s financial condition and liquidity, including the Company’s ability, (ix) to pay amounts that it owes and obtain additional financing to fund capital expenditures, acquisitions and other general corporate activities and the Company’s ability to obtain financing and comply with the restrictions and other covenants in the Company’s financing arrangements, (x) changes in governmental rules and regulations or actions taken by regulatory authorities, (xi) potential liability from pending or future litigation, (xii) compliance with governmental, tax, environmental and safety regulation, any non-compliance with the U.S. Foreign Corrupt Practices Act of 1977 (FCPA) or other applicable regulations relating to bribery, (xiii) the impact of the discontinuance of LIBOR after 2021 on interest rates of any of the Company’s debt that reference LIBOR, (xiv) the failure of counter parties to fully perform their contracts with the Company, (xv) the Company’s dependence on key personnel, (xvi) adequacy of insurance coverage, (xvii) the volatility of the price of the Company’s common shares, (xviii) the Company’s incorporation under the laws of the Marshall Islands and the different rights to relief that may be available compared to other countries, including the United States, (xix) general domestic and international political conditions or labor disruptions, (xx) acts by terrorists or acts of piracy on ocean-going vessels, (xxi) the length and severity of the recent novel coronavirus (COVID-19) outbreak and its impact in the dry-bulk shipping industry, (xxii) potential disruption of shipping routes due to accidents or political events, and (xxiii) other important factors described from time to time in the reports filed by the Company with the Securities and Exchange Commission, or the SEC, and the New York Stock Exchange, or the NYSE.
We have based these statements on assumptions and analyses formed by applying our experience and perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate in the circumstances. All future written and verbal forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We undertake no obligation, and specifically decline any obligation, except as required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus supplement might not occur.
See the section entitled "Risk Factors," on page S-4 of this prospectus supplement, on page 11 of the accompanying prospectus and in our Annual Report on Form 20-F for the fiscal year ended December 31, 2020, filed with the SEC on March 12, 2021 (the “2020 Annual Report”), and incorporated by reference herein, for a more complete discussion of these risks and uncertainties and for other risks and uncertainties. These factors and the other risk factors described in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.
s-ii

PROSPECTUS SUPPLEMENT SUMMARY
This summary provides an overview of our company and our business. This summary is not complete and does not contain all of the information you should consider before purchasing our securities. You should carefully read all of the information contained or incorporated by reference in this prospectus supplement and any accompanying prospectus, including the "Risk Factors" and our consolidated financial statements and related notes contained herein and therein, before making an investment decision. Unless we specify otherwise, all references in this prospectus to "we," "our," "us," "Diana" and the "Company" refer to Diana Shipping Inc. We use the term deadweight, or "dwt," in describing the size of our Vessel. Dwt, expressed in metric tons each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry.
Our Company
We are a global provider of shipping transportation services. We specialize in the ownership of dry bulk vessels. Each of our vessels is owned through a separate wholly-owned subsidiary. We were re-domiciled from the Republic of Liberia to the Republic of the Marshall Islands in February 2005.
Our Fleet
Our Fleet is currently comprised of 37 dry bulk carriers. The following table summarizes key information about our Fleet as of the date of this prospectus:
Vessel Name	Year Built	Capacity (dwt)	Vessel Type

Protefs	2004	73,630	Panamax Bulk Carrier
Calipso	2005	73,691	Panamax Bulk Carrier
Naias(1)	2006	73,546	Panamax Bulk Carrier
Melia	2005	76,225	Panamax Bulk Carrier
Artemis	2006	76,942	Panamax Bulk Carrier
Leto	2010	81,297	Panamax Bulk Carrier
Selina	2010	75,700	Panamax Bulk Carrier
Maera	2013	75,403	Panamax Bulk Carrier
Ismene	2013	77,901	Panamax Bulk Carrier
Crystalia	2014	77,525	Panamax Bulk Carrier
Atalandi	2014	77,529	Panamax Bulk Carrier
Maia	2009	82,193	Kamsarmax Bulk Carrier
Myrsini	2010	82,117	Kamsarmax Bulk Carrier
Medusa	2010	82,194	Kamsarmax Bulk Carrier
Myrto	2013	82,131	Kamsarmax Bulk Carrier
Astarte	2013	81,513	Kamsarmax Bulk Carrier
Alcmene	2010	93,193	Post-Panamax Bulk Carrier
Amphitrite	2012	98,697	Post-Panamax Bulk Carrier
Polymnia	2012	98,704	Post-Panamax Bulk Carrier
Electra	2013	87,150	Post-Panamax Bulk Carrier
Phaidra	2013	87,146	Post-Panamax Bulk Carrier
Aliki	2005	180,235	Capesize Bulk Carriers
Baltimore	2005	177,243	Capesize Bulk Carriers
Salt Lake City	2005	171,810	Capesize Bulk Carriers
Semirio	2007	174,261	Capesize Bulk Carriers
Boston	2007	177,828	Capesize Bulk Carriers
Houston	2009	177,729	Capesize Bulk Carriers
New York	2010	177,773	Capesize Bulk Carriers
Seattle	2011	179,362	Capesize Bulk Carriers
P. S. Palios	2013	179,134	Capesize Bulk Carriers
G. P. Zafirakis	2014	179,492	Capesize Bulk Carriers
Santa Barbara	2015	179,426	Capesize Bulk Carriers
New Orleans	2015	180,960	Capesize Bulk Carriers
Los Angeles	2012	206,104	Newcastlemax Bulk Carriers
Philadelphia	2012	206,040	Newcastlemax Bulk Carriers
San Francisco	2017	208,006	Newcastlemax Bulk Carriers
Newport News	2017	208,021	Newcastlemax Bulk Carriers

(1) Vessel sold and expected to be delivered to her new Owners at the latest by July 30, 2021.

Ship Management
The commercial and technical management of our fleet, as well as the provision of administrative services relating to the fleet’s operations, are carried out by our wholly-owned subsidiary, Diana Shipping Services S.A., which we refer to as DSS, and Diana Wilhelmsen Management Limited, a 50/50 joint venture with Wilhelmsen Ship Management, which we refer to as DWM. In exchange for providing us with commercial and technical services, personnel and office space, we pay DSS a commission, which is a percentage of the managed vessels’ gross revenues, a fixed monthly fee per managed vessel and an additional monthly fee for the administrative services provided to Diana Shipping Inc. Such services may include budgeting, reporting, monitoring of bank accounts, compliance with banks, payroll services and any other possible service that Diana Shipping Inc. would require to perform its operations. Similarly, in exchange for providing us with commercial and technical services, we pay, through DSS, to DWM a commission which is a percentage of the managed vessels’ gross revenues and a fixed management monthly fee for each managed vessel.
Since June 1, 2010, Steamship Shipbroking Enterprises Inc., or Steamship, a related party controlled by our Chairman of the Board, provides brokerage services to us. The terms of this relationship are currently governed by a Brokerage Services Agreement dated July 1, 2020.
s-1

Recent Developments
Sustainability-linked Loan Facility with ABN AMRO Bank N.V.

On May 14, 2021, the Company signed a sustainability linked loan facility with ABN AMRO Bank N.V. in the amount of $91 million to refinance six of the Company’s drybulk vessels and for general corporate purposes.

Sale of Series D Preferred Stock

On June 22, 2021, Diana Shipping Inc. (the “Company”) issued 400 shares of its newly-designated Series D Preferred Stock, par value $0.01 per share, to Tuscany Shipping Corp., an entity controlled by its Chief Executive Officer, Mrs. Semiramis Paliou, for an aggregate purchase price of $360,000.

US$125 Million Senior Unsecured Bond Offering

On June 22, 2021, the Company issued US$125 million senior unsecured bonds maturing in June 2026 in a private placement having a U.S. dollar fixed-rate coupon of 8.375%.  The proceeds from the bonds were used to repurchase part of the 9.5% senior unsecured bonds due in 2023 and the remaining shall be used to refinance the remaining portion of the 9.5% senior unsecured bonds due in 2023 and for general corporate purposes.

Corporate Information
Diana Shipping Inc. is a holding company incorporated under the laws of Liberia in March 1999 as Diana Shipping Investments Corp., and was re-domiciled from the Republic of Liberia to the Republic of the Marshall Islands in February 2005.  Our executive offices are located at Pendelis 16, 175 64 Palaio Faliro, Athens, Greece. Our telephone number at this address is +30-210-9470-100.

s-2

THE OFFERING
Common shares offered by us
Common shares with an aggregate offering price of up to $200,000,000 or approximately 46.6 million common shares at an assumed offering price of $4.29, which was the last reported closing price of our common shares on July 8, 2021.

Common shares outstanding prior to this offering	91,535,002 common shares.(1)
Preferred Share Purchase Rights	Our common shares include preferred share purchase rights, as described in the section of the accompanying prospectus entitled "Description of Capital Stock—Preferred Stock."
Listing	Our common shares are traded on the NYSE under the symbol “DSX.”
Manner of offering
Negotiated transactions or transactions deemed to be "at-the-market offerings" (including sales made to or through a market maker other than on an exchange) that may be made from time to time through Maxim, as sales agent, using commercially reasonable efforts. See "Plan of Distribution."

Use of Proceeds	The net proceeds of this offering will be used for general corporate purposes.
Risk Factors
An investment in our securities involves a high degree of risk. Before making an investment in our securities, you should carefully consider all the information in this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference. In particular, we urge you to consider carefully the factors set forth in the section entitled "Risk Factors" beginning on page S-4 of this prospectus supplement, as well as the accompanying prospectus and the documents we have filed with the SEC that are incorporated by reference herein for more information, before you make any investment in our common shares.

_____________
(1) Under our Articles of Incorporation, our authorized share capital consists of 200,000,000 common shares, par value $0.01 per share.

s-3

RISK FACTORS
An investment in our securities involves a high degree of risk.  Before making an investment in our securities, you should carefully consider all of the information included in this prospectus supplement, the risk factors and all of the other information included in the base prospectus, and any other prospectus supplement and the documents that have been incorporated by reference in this prospectus supplement, the base prospectus, and any other prospectus supplement, including those in "Item 3—Key Information—D. Risk Factors" in our Annual Report on 2020 Annual Report, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein. Please see the section of this prospectus supplement entitled "Where You Can Find Additional Information—Information Incorporated by Reference." The occurrence of one or more of those risk factors could adversely impact our business, results of operations or financial condition. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.
Risks Related to this Offering
It is not possible to predict the actual number of common shares we will sell under the Equity Distribution Agreement, or the gross proceeds resulting from those sales.
Subject to certain limitations in the Equity Distribution Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Maxim at any time throughout the term of the Equity Distribution Agreement. The number of common shares that are sold through Maxim will fluctuate based on a number of factors, including the market price of the common shares during the sales period, the limits we set with Maxim in any applicable placement notice, and the demand for our common shares during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not possible to predict the number of shares that will be sold or the gross proceeds we will raise in connection with those sales. However, we may sell a substantial number of common shares in this offering. We cannot predict the effect, if any, that subsequent market sales of those common shares or the availability of those common shares for sale will have on the market price of our common shares.
You may experience immediate dilution in the net tangible book value per common share that you purchase.
The price per common share offered hereunder may be higher than our net tangible book value per common share prior to your purchase. In such event, you may suffer immediate dilution in an amount representing the difference between our net tangible book value per common share after giving effect this offering and the purchase price per common share that you pay in the offering.
Our management will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
Our management will have broad discretion in the application of the net proceeds from this offering, and our shareholders will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business. See “Use of Proceeds” on page S-5 of this prospectus supplement for a description of our proposed use of proceeds from this offering.

s-4

USE OF PROCEEDS
The net proceeds of this offering will be used for general corporate purposes. We expect that the net proceeds of this offering will be approximately $193.8 million, after deducting estimated commissions and estimated offering expenses.
We cannot assure you that we will use the proceeds of this offering for the stated purposes and we may use the net proceeds for other purposes with which you do not agree.

s-5

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2021, on an:
•	on an actual basis; and
•	on an as adjusted basis to give effect to the following transactions through July 9, 2021:
i.
the payment of $94.0 million of debt installments, $74.2 million of Bond repayment, the drawdown of $91 million under our new loan facility with ABN Amro and $125 million proceeds from issuance of a new unsecured bond;

ii.	the repurchase in a tender offer of 6,000,000 shares at $2.50 per share in February 2021 for an aggregate amount of $15.1 million;
iii.	$2.9 million of accrued and paid dividends on Series B Preferred Shares;
iv.	8,260,000 restricted shares issued in February 2021, for which compensation cost will be recognized ratably over a period of 3 and 5 years; and
v.	the issuance of 400 shares of newly-designated Series D Preferred Stock, par value, $0.01 per share to Tuscany Shipping Corp., for an aggregate price of $360,000.
	As of December 31, 2020
	Actual	As Adjusted
	(in thousands of U.S. dollars)
Total debt (secured and unsecured)	$423,056	$470,835

Shareholders’ equity
Preferred stock	$26	$26
Common stock, $0.01 par value; 200,000,000 shares authorized and 89,275,002 and 91,535,002 shares issued and outstanding at December 31, 2020 and July 9, 2021	893	915
Additional paid-in capital	1,020,164	1,005,384
Accumulated other comprehensive income	69	69
Accumulated deficit	(592,582)	(595,467)
Total stockholders' equity	$428,570	$410,927

Total capitalization	$851,626	$881,762

You should read the information below together with the sections of this prospectus supplement and accompanying base prospectus entitled “Use of Proceeds” and “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our 2020 Annual Report, as well as the financial statements and related notes which are incorporated by reference into this prospectus.
TAX CONSIDERATIONS

You should carefully read the discussion of the material Marshall Islands and U.S. federal income tax considerations associated with our operations and the acquisition, ownership and disposition of our common shares set forth in the section entitled "Taxation" of the 2020 Annual Report and incorporated by reference herein.

s-6

PLAN OF DISTRIBUTION
We have entered into an Equity Distribution Agreement with Maxim Group LLC pursuant to which we may issue and sell up to an aggregate of $200,000,000 of our common shares from time to time solely through Maxim Group LLC acting as sales agent. A copy of the Equity Distribution Agreement will be filed as an exhibit to a Report on Form 6-K and incorporated by reference herein. Our common shares registered under this prospectus supplement are subject to sale under such agreement.
Upon delivery of a placement notice and subject to the terms and conditions of the Equity Distribution Agreement, Maxim Group LLC may sell our common shares by any method permitted by law deemed to be an "at-the-market" offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the NYSE, on any other existing trading market for our common shares or to or through a market maker. Maxim Group LLC may also sell our common shares by any other method permitted by law, including in privately negotiated transactions. We or Maxim Group LLC may terminate the Equity Distribution Agreement and the offering of our common shares upon notice.
The transaction fee payable for sales of common shares will be 3.0% of the gross sales price of all common shares sold from time to time under the Equity Distribution Agreement, such fee being subject to the terms and conditions of the Equity Distribution Agreement. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have agreed to reimburse Maxim Group LLC upon request for its reasonable costs and out-of-pocket expenses incurred in connection with this offering up to a maximum of $50,000 including fees and disbursements of its legal counsel. Additionally, we have agreed to reimburse Maxim Group LLC $5,000 for its legal fees on each bringdown date (as defined in the Equity Distribution Agreement) while this offering is open.
Settlement for sales of common shares will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and Maxim Group LLC in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Sales of our common shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Maxim Group LLC may agree upon.
Maxim Group LLC will act as sales agent on a commercially reasonable efforts basis consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the NYSE. In connection with the sale of the common shares on our behalf, Maxim Group LLC will be deemed to be an "underwriter" within the meaning of the Securities Act and the compensation of Maxim Group LLC will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Maxim Group LLC against certain civil liabilities, including liabilities under the Securities Act.
The offering of our common shares pursuant to the Equity Distribution Agreement will terminate upon the earlier of the (i) sale of all of our common shares provided for in this prospectus supplement, or (ii) termination of the Equity Distribution Agreement as permitted therein. We may terminate the Equity Distribution Agreement with five days of prior written notice. Maxim Group LLC may terminate the Equity Distribution Agreement at any time upon written notice.
Maxim Group LLC and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Maxim Group LLC will not engage in any market making activities involving our common shares while the offering is ongoing under this prospectus supplement.
This prospectus supplement in electronic format may be made available on a web site maintained by Maxim Group LLC and Maxim Group LLC may distribute this prospectus supplement electronically.
s-7

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial owners of 5% or more of our common shares and beneficial ownership of all of our directors and officers. All of our shareholders, including the shareholders listed in the table below, are entitled to one vote for each common share held.
The percentage of beneficial ownership is based on 91,535,002 shares of common shares outstanding as of July 9, 2021.
Name of Beneficial Owner	No. of Shares	Percentage
Semiramis Paliou(1)	16,062,285	17.5%
Anastasios Margaronis(2)	7,791,234	8.5%
Kopernick Global Investors, LLC(3)	7,384,879	8.1%
Hosking Partners LLP(4)	5,724,407	6.3%
All other officers and directors as a group	7,131,192	7.8%

(1) Mrs. Semiramis Paliou indirectly may be deemed to beneficially own 17.5% beneficially owned through Tuscany Shipping Corp., or Tuscany, and through 4 Sweet Dreams S.A., as the result of her ability to control the vote and disposition of such entities. As of December 31, 2018, 2019 and 2020, Mrs. Semiramis Paliou owned indirectly 0.5%, 1.2% and 17.8%, respectively, of our outstanding common stock. Additionally, on January 31, 2019, we issued 10,675 shares of newly designated Series C Preferred Stock, par value $0.01 per share, to Taracan Investments S.A., or Taracan, which in September 2020 were contributed to Tuscany. The Series C Preferred Stock will vote with our common shares and each share of the Series C Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the common stockholders of the Issuer. On June 22, 2021, we issued 400 shares of newly-designated Series D Preferred Stock, par value $0.01 per share, to Tuscany. The Series D Preferred Stock will vote with our common shares, and each share of the Series D Preferred Stock shall entitle the holder thereof to up to 100,000 votes, on all matters submitted to a vote of the stockholders of the Company, subject to a maximum number of votes eligible to be cast by such holder derived from the Series D Preferred Shares and any other voting security of the Company held by the holder to be equal to the lesser of (i) 36% of the total number of votes entitled to vote on any matter put to shareholders of the Company and (ii) the sum of the holder’s aggregate voting power derived from securities other than the Series D Preferred Stock and 15% of the total number of votes entitled to be cast on matters put to shareholders of the Company. Through her beneficial ownership of common shares and shares of Series C Preferred Stock and Series D Preferred Stock, Paliou currently controls 36% of the vote of any matter submitted to the vote of the common shareholders.
(2) Mr. Anastasios Margaronis, our President and a member of our board of directors may be deemed to beneficially own Anamar Investments Inc. and ESX Investments Inc. as the result of his ability to control the vote and disposition of such entities, for an aggregate of 7,791,234 shares.
(3) This information is derived from a Schedule 13G/A filed with the SEC on February 12, 2021, adjusting the percentage figure based on the common shares issued and outstanding as of the date of this report.
(4) This information is derived from a Schedule 13G/A filed with the SEC on February 1, 2021, adjusting the percentage figure based on the common shares issued and outstanding as of the date of this report.
s-8

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
We estimate the expenses in connection with the distribution of our common shares in this offering, other than underwriting discounts, will be as set forth in the table below.
SEC registration fee	$21,820
Legal fees and expenses	$100,000
Accounting fees and expenses	$38,000
Miscellaneous	$10,180
Total	$170,000	*

____________
*
All amounts are estimated, except the SEC registration fee of $21,820 covering all the securities being offered under the registration statement on Form F-3 (File No 333-256791) filed with the SEC with an effective date of July 9, 2021, of which this prospectus supplement forms a part, which was previously paid. We allocate the cost of this fee on an approximately pro-rata basis with each offering.

LEGAL MATTERS
The validity of the common shares offered hereby and other matters relating to Marshall Islands and United States law will be passed upon for us by Seward & Kissel LLP, One Battery Park Plaza, New York, New York 10004. Ellenoff Grossman & Schole LLP, New York, New York, is representing the sales agent in this offering.

s-9

WHERE YOU CAN FIND ADDITIONAL INFORMATION
As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information.
Government Filings
We file annual and special reports with the SEC. The SEC maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as indicated below. Forms of the indenture and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC's website.
Information Incorporated by Reference
The SEC allows us to "incorporate by reference" information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.
We incorporate by reference the documents listed below:
•	Annual Report on Form 20-F for the year ended December 31, 2020, filed with the SEC on March 12, 2021.
•	Current report on Form 6-K dated April 15, 2021.
•	Current report on Form 6-K dated April 22, 2021.
•	Current report on Form 6-K dated April 23, 2021.
•	Current report on Form 6-K dated April 28, 2021.
•	Current report on Form 6-K dated May 7, 2021.
•	Current report on Form 6-K dated May 18, 2021.
•	Current report on Form 6-K dated May 19, 2021.
•	Two current reports on Form 6-K dated May 21, 2021.
•	Current report on Form 6-K dated June 1, 2021.
•	Current report on Form 6-K dated June 4, 2021.
•	Current report on Form 6-K dated June 8, 2021.
•	Current report on Form 6-K dated June 10, 2021.
•	Current report on Form 6-K dated June 23, 2021.
•	Current report on Form 6-K dated June 25, 2021.

s-10

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated. In all cases, you should rely on the later information over different information included in this prospectus or any prospectus supplement.
You should rely only on the information contained or incorporated by reference in this prospectus and subsequent filings. We have not, and any underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the SEC and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.
You may request a free copy of the above mentioned filings or any subsequent filing we incorporated by reference to this prospectus by oral or written request to the following address:
Diana Shipping Inc.
Attn: Ioannis Zafirakis
Pendelis 16, 175 64
Palaio Faliro
Athens, Greece
+ 30-210-9470-100
www.dianashippinginc.com

Information provided by the Company
We will furnish holders of our common shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with United States generally accepted accounting principles and those reports will include a "Management's Discussion and Analysis of Financial Condition and Results of Operations" section for the relevant periods. As a "foreign private issuer," we are exempt from the rules under the Securities Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we intend to furnish proxy statements to any shareholder in accordance with the rules of the NYSE, those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a "foreign private issuer," we are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.
Disclosure of Commission Position on Indemnification for Securities Act Liabilities
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

s-11

PROSPECTUS

$750,000,000

DIANA SHIPPING INC.

Common Stock, Preferred Stock Purchase Rights, Preferred Stock,
Debt Securities, Warrants, Purchase Contracts, Rights and Units

Through this prospectus, we may periodically offer:

(1) our common stock (including related preferred stock purchase rights),
(2) our preferred stock,
(3) our debt securities,
(4) our warrants,
(5) our purchase contracts,
(6) our rights, and
(7) our units.
We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.
The aggregate offering price of all securities issued and sold under this prospectus may not exceed $750,000,000.  The securities issued and sold under this prospectus may be offered directly or through underwriters, agents or dealers.  The names of any underwriters, agents or dealers will be included in a supplement to this prospectus.  The prices and other terms of the securities issued and sold under this prospectus will be determined at the time of their offering and will be described in a supplement to this prospectus.
Our common stock is listed on the New York Stock Exchange, or the NYSE, under the symbol “DSX.”  Our Series B Preferred Stock is listed on the NYSE under the symbol “DSXPRB.”
An investment in the securities offered hereby involves risks.  See the section entitled “Risk Factors” on page 4 of this prospectus, and other risk factors contained in the applicable prospectus supplement and in the documents incorporated by reference herein and therein.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is July 9, 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the Commission, using the shelf registration process.  Under the shelf registration process, we may sell, from time to time, our common stock (including related preferred stock purchase rights), preferred stock, debt securities, warrants, purchase contracts, rights and units described in this prospectus in one or more offerings up to a total dollar amount of $750,000,000.  This prospectus provides you with a general description of the securities we may offer.  Each time we offer securities, we will provide you with a supplement to this prospectus that will describe the specific information about the securities being offered and the specific terms of that offering.  The prospectus supplement may also add, update or change the information contained in this prospectus.  If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.  Before purchasing any securities, you should read carefully both this prospectus and any prospectus supplement, together with the additional information described below.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the Commission and do not contain all the information in the registration statement.  Forms of the indentures and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement.  Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers.  You should refer to the actual documents for a more complete description of the relevant matters.  For further information about us or the securities offered hereby, you should refer to the registration statement, which you can obtain from the Commission as described below under the section entitled “Where You Can Find Additional Information.”
You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We will not make any offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise.  Our business, financial condition, results of operations and prospects may have changed since those dates.
Unless the context requires otherwise, all references in this prospectus to “we,” “our,” “us” and the “Company” refer to Diana Shipping Inc. and its subsidiaries. We use the term deadweight tons, or dwt, expressed in metric tons, each of which is equivalent to 1,000 kilograms, in describing the size of our vessels. Unless otherwise indicated, all references to currency amounts in this prospectus are in U.S. dollars. We prepare our financial statements, including all of the financial statements included or incorporated by reference in this prospectus, in U.S. dollars and in conformity with U.S. generally accepted accounting principles, or U.S. GAAP.  We have a fiscal year end of December 31.

TABLE OF CONTENTS

Page
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	1
PROSPECTUS SUMMARY	2
RISK FACTORS	4
USE OF PROCEEDS	4
CAPITALIZATION	5
PRICE RANGE OF CAPITAL STOCK	6
PLAN OF DISTRIBUTION	7
TAX CONSIDERATIONS	8
DESCRIPTION OF CAPITAL STOCK	9
DESCRIPTION OF DEBT SECURITIES	15
DESCRIPTION OF WARRANTS	21
DESCRIPTION OF PURCHASE CONTRACTS	22
DESCRIPTION OF RIGHTS	23
DESCRIPTION OF UNITS	24
ENFORCEABILITY OF CIVIL LIABILITIES	25
EXPENSES	26
LEGAL MATTERS	26
EXPERTS	26
WHERE YOU CAN FIND ADDITIONAL INFORMATION	27

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the information we incorporate by reference, include "forward-looking statements," as defined by U.S. federal securities laws, with respect to our financial condition, results of operations and business and our expectations or beliefs concerning future events. Words such as, but not limited to, "believe," "expect," "anticipate," "estimate," "intend," "plan," "targets," "projects," "likely," "will," "would," "could" and similar expressions or phrases may identify forward-looking statements.

All forward-looking statements involve risks and uncertainties. The occurrence of the events described, and the achievement of the expected results, depend on many events, some or all of which are not predictable or within our control. Actual results may differ materially from expected results.

The forward-looking statements in this document are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management’s examination of historical operating trends, data contained in its records and other data available from third parties. Although the Company believes that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond its control, the Company cannot assure you that it will achieve or accomplish these expectations, beliefs or projections.

Such statements reflect the Company’s current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. The Company is making investors aware that such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors that could cause actual results to differ materially from those contemplated.

In addition to these important factors and matters discussed elsewhere herein, important factors that, in its view, could cause actual results to differ materially from those discussed in the forward-looking statements include, but are not limited to (i) the strength of world economies, (ii) fluctuations in currencies and interest rates, (iii) general market conditions, including fluctuations in charter hire rates and vessel values, (iv) changes in demand in the dry-bulk shipping industry, (v) changes in the supply of vessels, including when caused by new newbuilding vessel orders or changes to or terminations of existing orders, and vessel scrapping levels, (vi) changes in the Company's operating expenses, including bunker prices, crew costs, drydocking and insurance costs, (vii) the Company’s future operating or financial results, (viii) availability of financing and refinancing and changes to the Company’s financial condition and liquidity, including the Company’s ability, (ix) to pay amounts that it owes and obtain additional financing to fund capital expenditures, acquisitions and other general corporate activities and the Company’s ability to obtain financing and comply with the restrictions and other covenants in the Company’s financing arrangements, (x) changes in governmental rules and regulations or actions taken by regulatory authorities, (xi) potential liability from pending or future litigation, (xii) compliance with governmental, tax, environmental and safety regulation, any non-compliance with the U.S. Foreign Corrupt Practices Act of 1977 (FCPA) or other applicable regulations relating to bribery, (xiii) the impact of the discontinuance of LIBOR after 2021 on interest rates of any of the Company’s debt that reference LIBOR, (xiv) the failure of counter parties to fully perform their contracts with the Company, (xv) the Company’s dependence on key personnel, (xvi) adequacy of insurance coverage, (xvii) the volatility of the price of the Company’s common stock, (xviii) the Company’s incorporation under the laws of the Marshall Islands and the different rights to relief that may be available compared to other countries, including the United States, (xix) general domestic and international political conditions or labor disruptions, (xx) acts by terrorists or acts of piracy on ocean-going vessels, (xxi) the length and severity of the recent novel coronavirus (COVID-19) outbreak and its impact in the dry-bulk shipping industry, (xxii) potential disruption of shipping routes due to accidents or political events, and (xxiii) other important factors described from time to time in the reports filed by the Company with the Securities and Exchange Commission, or the SEC, and the New York Stock Exchange, or the NYSE.

We have based these statements on assumptions and analyses formed by applying our experience and perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate in the circumstances. All future written and verbal forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We undertake no obligation, and specifically decline any obligation, except as required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.

See the section entitled "Risk Factors," on page 4 of this prospectus and in our Annual Report on Form 20-F for the fiscal year ended December 31, 2020, filed with the SEC on March 12, 2021 (the “Annual Report”), and incorporated by reference herein, for a more complete discussion of these risks and uncertainties and for other risks and uncertainties. These factors and the other risk factors described in this prospectus and the documents incorporated by reference are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.

PROSPECTUS SUMMARY
The following summary highlights information contained elsewhere is this prospectus or incorporated by reference from our Annual Report on Form 20-F for the fiscal year ended December 31, 2020 and our other filings with the SEC listed in the section of this prospectus entitled “Incorporation of Documents by Reference.” This summary does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus, including the section entitled “Risk Factors,” before making an investment decision.
Our Company

We are a global provider of shipping transportation services. We specialize in the ownership of dry bulk vessels. Each of our vessels is owned through a separate wholly-owned subsidiary. We were re-domiciled from the Republic of Liberia to the Republic of the Marshall Islands in February 2005.

Our Fleet

Our Fleet is currently comprised of 37 dry bulk carriers. The following table summarizes key information about our Fleet as of the date of this prospectus:

Vessel Name	Year Built	Capacity(dwt)	Vessel Type

Protefs	2004	73,630	Panamax Bulk Carrier
Calipso	2005	73,691	Panamax Bulk Carrier
Naias(1)	2006	73,546	Panamax Bulk Carrier
Melia	2005	76,225	Panamax Bulk Carrier
Artemis	2006	76,942	Panamax Bulk Carrier
Leto	2010	81,297	Panamax Bulk Carrier
Selina	2010	75,700	Panamax Bulk Carrier
Maera	2013	75,403	Panamax Bulk Carrier
Ismene	2013	77,901	Panamax Bulk Carrier
Crystalia	2014	77,525	Panamax Bulk Carrier
Atalandi	2014	77,529	Panamax Bulk Carrier
Maia	2009	82,193	Kamsarmax Bulk Carrier
Myrsini	2010	82,117	Kamsarmax Bulk Carrier
Medusa	2010	82,194	Kamsarmax Bulk Carrier
Myrto	2013	82,131	Kamsarmax Bulk Carrier
Astarte	2013	81,513	Kamsarmax Bulk Carrier
Alcmene	2010	93,193	Post-Panamax Bulk Carrier
Amphitrite	2012	98,697	Post-Panamax Bulk Carrier
Polymnia	2012	98,704	Post-Panamax Bulk Carrier
Electra	2013	87,150	Post-Panamax Bulk Carrier
Phaidra	2013	87,146	Post-Panamax Bulk Carrier
Aliki	2005	180,235	Capesize Bulk Carriers
Baltimore	2005	177,243	Capesize Bulk Carriers
Salt Lake City	2005	171,810	Capesize Bulk Carriers
Semirio	2007	174,261	Capesize Bulk Carriers
Boston	2007	177,828	Capesize Bulk Carriers
Houston	2009	177,729	Capesize Bulk Carriers
New York	2010	177,773	Capesize Bulk Carriers
Seattle	2011	179,362	Capesize Bulk Carriers
P. S. Palios	2013	179,134	Capesize Bulk Carriers
G. P. Zafirakis	2014	179,492	Capesize Bulk Carriers
Santa Barbara	2015	179,426	Capesize Bulk Carriers
New Orleans	2015	180,960	Capesize Bulk Carriers
Los Angeles	2012	206,104	Newcastlemax Bulk Carriers
Philadelphia	2012	206,040	Newcastlemax Bulk Carriers
San Francisco	2017	208,006	Newcastlemax Bulk Carriers
Newport News	2017	208,021	Newcastlemax Bulk Carriers

(1)  Vessel sold and expected to be delivered to her new Owners at the latest by July 30, 2021.

Ship Management

The commercial and technical management of our fleet, as well as the provision of administrative services relating to the fleet’s operations, are carried out by our wholly-owned subsidiary, Diana Shipping Services S.A., which we refer to as DSS, and Diana Wilhelmsen Management Limited, a 50/50 joint venture with Wilhelmsen Ship Management, which we refer to as DWM. In exchange for providing us with commercial and technical services, personnel and office space, we pay DSS a commission, which is a percentage of the managed vessels’ gross revenues, a fixed monthly fee per managed vessel and an additional monthly fee for the administrative services provided to Diana Shipping Inc. Such services may include budgeting, reporting, monitoring of bank accounts, compliance with banks, payroll services and any other possible service that Diana Shipping Inc. would require to perform its operations. Similarly, in exchange for providing us with commercial and technical services, we pay to DWM a commission which is a percentage of the managed vessels’ gross revenues and a fixed management monthly fee for each managed vessel.

Since June 1, 2010, Steamship Shipbroking Enterprises Inc., or Steamship, a related party controlled by our Chairman of the Board, provides brokerage services to us. The terms of this relationship are currently governed by a Brokerage Services Agreement dated July 1, 2020.

Recent Developments

Sustainability-linked Loan Facility with ABN AMRO Bank N.V.

On May 14, 2021, the Company, through six wholly-owned subsidiaries, signed a sustainability linked loan facility with ABN AMRO Bank N.V. in the amount of $91 million to refinance existing facilities.

Equity Distribution Agreement

On April 23, 2021, the Company entered into an Equity Distribution Agreement (the “Equity Distribution Agreement”) with Maxim Group LLC (“Maxim”), as sales agent, under which the Company may offer and sell, from time to time through Maxim, up to $200.0 million of its common stock. As of the date of this prospectus, the Company has not sold any shares under the Equity Distribution Agreement.

Sale of Naias

On March 16, 2021 the Company, through a separate wholly-owned subsidiary, signed a Memorandum of Agreement to sell to an unaffiliated third party, the 2006-built vessel “Naias”, with delivery to the buyer latest by July 30, 2021, for a sale price of $11.25 million before commissions.

Tender Offer

In February 2021, the Company repurchased in a public tender offer 6,000,000 shares of its outstanding common stock, par value of $0.01 per share at a price of $2.50 per share, for an aggregate purchase price of $15 million.

Amendment to 2014 Equity Incentive Plan

Effective January 8, 2021, the Company amended and restated its 2014 Equity Incentive Plan, or the Plan, to increase the number of common stock available for issuance under the Plan by 20 million shares. All other material provisions of the Plan remained unchanged. In February 2021, the Company awarded to its executive officers and directors an aggregate amount of 8,260,000 restricted shares under the Plan, of an aggregate fair value of $23.5 million, to be recognized ratably over the vesting periods of 3 and 5 years.

Corporate Information

Diana Shipping Inc. is a holding company incorporated under the laws of Liberia in March 1999 as Diana Shipping Investments Corp., and was re-domiciled from the Republic of Liberia to the Republic of the Marshall Islands in February 2005.  Our executive offices are located at Pendelis 16, 175 64 Palaio Faliro, Athens, Greece. Our telephone number at this address is +30-210-9470-100.

The Securities We May Offer
We may use this prospectus to offer, through one or more offerings, up to $750,000,000 of our common stock (including related preferred stock purchase rights), preferred stock, debt securities, warrants, purchase contracts, rights and units. We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above. A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of these offered securities and may describe certain risks in addition to those set forth below associated with an investment in the securities. Terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

RISK FACTORS
An investment in our securities involves a high degree of risk.  Before making an investment in our securities, you should carefully consider all of the information included in this prospectus and any prospectus supplement, including those in "Item 3—Key Information—D. Risk Factors" in our Annual Report on Form 20-F for the year ended December 31, 2020 filed with the Commission on March 12, 2021, as updated by annual, quarterly and other reports and documents we file with the Commission after the date of this prospectus and that are incorporated by reference herein. Please see the section of this prospectus entitled "Where You Can Find Additional Information—Information Incorporated by Reference." The occurrence of one or more of those risk factors could adversely impact our business, results of operations or financial condition. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.
USE OF PROCEEDS
We intend to use the net proceeds from the sale of securities issued under this prospectus as set forth in the applicable prospectus supplement.

CAPITALIZATION
Updated information about our capitalization will be included in applicable future prospectus supplements. The following table sets forth our capitalization at December 31, 2020:
•	on an actual basis; and
•	on an as adjusted basis to give effect to the following transactions through June 4, 2021:
i.	the payment of $88.3 million of debt installments and the drawdown of $91 million under our new loan facility with ABN Amro;
ii.	the repurchase in a tender offer of 6,000,000 shares at $2.50 per share in February 2021 for an aggregate amount of $15.1 million;
iii.	$1.7 million of paid dividends on Series B Preferred Shares; and
iv.	8,260,000 restricted shares issued in February 2021, for which compensation cost will be recognized ratably over a period of 3 and 5 years.

	As of December 31, 2020
	Actual	As Adjusted[1]
	(in thousands of U.S. dollars)
Total debt (secured and unsecured)	$423,056	$425,741

Shareholders’ equity
Preferred stock	$26	$26
Common stock, $0.01 par value; 200,000,000 shares authorized and 89,275,002 and 91,535,002 shares issued and outstanding at December 31, 2020 and the date of this prospectus, respectively	893	915
Additional paid-in capital	1,020,164	1,005,088
Accumulated other comprehensive income	69	69
Accumulated deficit	(592,582)	(594,249)
Total stockholders' equity	$428,570	$411,849

Total capitalization	$851,626	$837,590

1 Additional paid-in capital has not been adjusted for compensation cost on restricted stock

PRICE RANGE OF CAPITAL STOCK
The trading market for our common stock is the NYSE, on which our shares trade under the symbol “DSX.”  The following table sets forth the high and low closing prices for our common stock for the periods indicated, as reported by the NYSE.
FOR THE YEAR ENDED:	HIGH	LOW
December 31, 2020	$3.08	$1.27
December 31, 2019	$3.95	$2.45
December 31, 2018	$5.10	$3.06
December 31, 2017	$6.03	$3.30
December 31, 2016	$4.47	$2.02

FOR THE QUARTER ENDED:	HIGH	LOW
March 31, 2021	$3.60	$1.89
December 31, 2020	$2.03	$1.34
September 30, 2020	$1.58	$1.37
June 30, 2020	$1.99	$1.36
March 31, 2020	$3.08	$1.27
December 31, 2019	$3.95	$3.01
September 30, 2019	$3.73	$3.02
June 30, 2019	$3.31	$2.90
March 31, 2019	$3.57	$2.45

FOR THE MONTH:	HIGH	LOW
May 2021	$4.81	$3.72
April 2021	$3.75	$2.96
March 2021	$3.55	$2.80
February 2021	$3.60	$2.50
January 2021	$2.43	$1.89

The trading market for our Series B Preferred Stock is the NYSE, on which our shares trade under the symbol “DSXPRB.”  The following table sets forth the high and low closing prices for our Series B Preferred Stock for the periods indicated, as reported by the NYSE.
FOR THE YEAR ENDED:	HIGH	LOW
December 31, 2020	$26.12	$12.25
December 31, 2019	$25.77	$22.60
December 31, 2018	$25.80	$20.61
December 31, 2017	$24.81	$17.24
December 31, 2016	$18.52	$9.50

FOR THE QUARTER ENDED:	HIGH	LOW
March 31, 2021	$26.41	$25.00
December 31, 2020	$25.40	$21.80
September 30, 2020	$23.75	$21.51
June 30, 2020	$22.60	$15.95
March 31, 2020	$26.12	$12.25
December 31, 2019	$25.77	$25.05
September 30, 2019	$25.44	$24.67
June 30, 2019	$24.93	$23.59
March 31, 2019	$24.70	$22.60

FOR THE MONTH:	HIGH	LOW
May 2021	$26.02	$25.53
April 2021	$26.28	$25.42
March 2021	$26.41	$25.53
February 2021	$25.64	$25.20
January 2021	$25.78	$25.00

PLAN OF DISTRIBUTION
We may sell or distribute the securities included in this prospectus through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents, at prices related to the prevailing market prices, a fixed price or prices, which may be changed or at negotiated prices.
In addition, we may sell some or all of our securities included in this prospectus through:
•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•
trading plans entered into by us pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.

In addition, we may enter into options or other types of transactions that require us to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:
•	enter into transactions involving short sales of our common stock by broker-dealers;
•	sell common stock short and deliver the shares to close out short positions;
•	enter into option or other types of transactions that require us to deliver common stock to a broker-dealer, who will then resell or transfer the common stock under this prospectus; or
•	loan or pledge the common stock to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended, or the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.
At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Furthermore, we, our executive officers, our directors and major shareholders may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, we and they will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of our common stock or any securities convertible into or exchangeable for common stock. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice. We expect an underwriter to exclude from these lock-up agreements securities exercised and/or sold pursuant to trading plans entered into by us pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.
Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the NYSE, the existing trading market for our shares of common stock and Series B Preferred Stock, or sales made to or through a market maker other than on an exchange.
We will bear costs relating to all of the securities being registered under the registration statement of which this prospectus forms a part.

TAX CONSIDERATIONS

You should carefully read the discussion of the material Marshall Islands and U.S. federal income tax considerations associated with our operations and the acquisition, ownership and disposition of our common stock set forth in the section entitled “Taxation” of the Annual Report incorporated by reference herein.

DESCRIPTION OF CAPITAL STOCK
 The following is a summary of the description of our capital stock and the material terms of our amended and restated articles of incorporation and bylaws.  Because the following is a summary, it does not contain all of the information that you may find useful. We refer you to our amended and restated articles of incorporation and bylaws, copies of which have been filed as exhibits to our Annual Report, which is incorporated by reference herein. Please see the section of this prospectus entitled “Where You Can Find Additional Information—Information Incorporated by Reference.”
Purpose
Our purpose, as stated in our amended and restated articles of incorporation, is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Marshall Islands Business Corporations Act, or the BCA. Our amended and restated articles of incorporation and bylaws do not impose any limitations on the ownership rights of our stockholders.
Authorized Capitalization
Under our amended and restated articles of incorporation, as of the date of this prospectus, our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.01 per share, of which 91,535,002 shares are issued and outstanding and 25,000,000 shares of preferred stock, par value $0.01 per share, of which (i) 1,000,000 shares are designated as Series A Participating Preferred Stock, none of which is issued and outstanding, (ii) 5,000,000 shares are designated as Series B Preferred Stock, of which 2,600,000 are issued and outstanding, and (iii) 10,675 are designated as Series C Preferred Shares, of which 10,675 are issued and outstanding. All of our shares of stock are in registered form.
Common Stock
Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of shares of common stock are entitled to receive ratably all dividends, if any, declared by our board of directors out of funds legally available for dividends. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our common stock will be entitled to receive pro rata our remaining assets available for distribution. Holders of common stock do not have conversion, redemption or preemptive rights to subscribe to any of our securities. The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of our preferred stock.
Preferred Stock
Our board of directors is authorized to provide for the issuance of preferred stock in one or more series with designations as may be stated in the resolution or resolutions providing for the issue of such preferred stock.  At the time that any series of our preferred stock is authorized, our board of directors will fix the dividend rights, any conversion rights, any voting rights, redemption provisions, liquidation preferences and any other rights, preferences, privileges and restrictions of that series, as well as the number of shares constituting that series and their designation.  Our board of directors could, without shareholder approval, cause us to issue preferred stock which has voting, conversion and other rights and preferences that could adversely affect the voting power and other rights of holders of our common stock, Series A Participating Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, or make it more difficult to effect a change in control.  In addition, preferred stock could be used to dilute the share ownership of persons seeking to obtain control of us and thereby hinder a possible takeover attempt which, if our shareholders were offered a premium over the market value of their shares, might be viewed as being beneficial to our shareholders. The material terms of any series of preferred stock that we offer through a prospectus supplement will be described in that prospectus supplement.
Series B Cumulative Redeemable Perpetual Preferred Stock
Our Series B Preferred Stock is senior in rank to our Series A Participating Preferred Stock.  Holders of our Series B Preferred Stock have no voting rights other than the ability, subject to certain exceptions, to elect one director if dividends for six quarterly dividend periods (whether or not consecutive) are in arrears and certain other limited protective voting rights.  Holders of our Series B Preferred Stock rank prior to the holders of our common stock with respect to dividends, distributions and payments upon liquidation.  Dividends on our Series B Preferred Stock are cumulative from the date of original issue and are payable on the 15th day of January, April, July and October of each year at the dividend rate of 8.875% per annum, or $2.21875 per annum per share. At any time on or after February 14, 2019, we may redeem, in whole or in part, the Series B Preferred Stock at a redemption price of $25.00 per share plus an amount equal to all accumulated and unpaid dividends thereon to the date of redemption, whether or not declared.

For further information on our Series B Preferred Stock, please see the section entitled “Description of Series B Preferred Shares” of our prospectus supplement filed with the Commission on February 13, 2014.
Series C Preferred Stock.
The Series C Preferred Stock votes with the common stock of the Company, and each share entitles the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Company. The Series C Preferred Stock has no dividend or liquidation rights and cannot be transferred without the consent of the Company except to the holder’s affiliates and immediate family members.
For additional information about our Series C Preferred Shares, please see the Form 6-K filed with the SEC on February 6, 2019 and incorporated by reference herein.
Preferred Stock Purchase Rights
On January 15, 2016, we entered into a Stockholders Rights Agreement, or the Rights Agreement, with Computershare Trust Company, N.A., as Rights Agent, to replace the Amended and Restated Stockholders Rights Agreement dated October 7, 2008.
Under the Rights Agreement, we declared a dividend payable of one preferred stock purchase right, or Right, for each share of common stock outstanding at the close of business on January 26, 2016. Each Right entitles the registered holder to purchase from us one one-thousandth of a share of Series A Participating Preferred Stock, par value $0.01 per share, at an exercise price of $40.00 per share. The Rights will separate from the common stock and become exercisable only if a person or group acquires beneficial ownership of 18.5% or more of our common stock (including through entry into certain derivative positions) in a transaction not approved by our board of directors. In that situation, each holder of a Right (other than the acquiring person, whose Rights will become void and will not be exercisable) will have the right to purchase, upon payment of the exercise price, a number of shares of our common stock having a then-current market value equal to twice the exercise price. In addition, if the Company is acquired in a merger or other business combination after an acquiring person acquires 18.5% or more of our common stock, each holder of the Right will thereafter have the right to purchase, upon payment of the exercise price, a number of shares of common stock of the acquiring person having a then-current market value equal to twice the exercise price. The acquiring person will not be entitled to exercise these Rights. Until a Right is exercised, the holder of a Right will have no rights to vote or receive dividends or any other stockholder rights.
The Rights may have anti-takeover effects. The Rights will cause substantial dilution to any person or group that attempts to acquire us without the approval of our board of directors. As a result, the overall effect of the Rights may be to render more difficult or discourage any attempt to acquire us. Because our board of directors can approve a redemption of the Rights or a permitted offer, the Rights should not interfere with a merger or other business combination approved by our board of directors.
We have summarized the material terms and conditions of the Rights Agreement and the Rights below. For a complete description of the Rights, we encourage you to read the Rights Agreement, which we have filed as an exhibit to the registration statement of which this prospectus is a part.
Detachment of the Rights
The Rights are attached to all certificates representing our currently outstanding common stock, or, in the case of uncertificated common stock registered in book entry form, which we refer to as “book entry shares,” by notation in book entry accounts reflecting ownership, and will attach to all common stock certificates and book entry shares we issue prior to the Rights distribution date that we describe below. The Rights are not exercisable until after the Rights distribution date and will expire at the close of business on January 14, 2026, unless we redeem or exchange them earlier as we describe below. The Rights will separate from the common stock and a Rights distribution date would occur, subject to specified exceptions, on the earlier of the following two dates:
•	the 10th day after public announcement that a person or group has acquired ownership of 15% or more of the Company’s common stock; or
•
the 10th business day (or such later date as determined by the Company’s board of directors) after a person or group announces a tender or exchange offer which would result in that person or group holding 15% or more of the Company’s common stock.

“Acquiring person” is generally defined in the Rights Agreement as any person, together with all affiliates or associates, who beneficially owns 18.5% or more of the Company’s common stock. However, the Company, any subsidiary of the Company or any employee benefit plan of the Company or of any subsidiary of the Company, or any person holding shares of common stock for or pursuant to the terms of any such plan, are excluded from the definition of “acquiring person.” In addition, persons who beneficially own 18.5% or more of the Company’s common stock on the effective date of the Rights Agreement are excluded from the definition of “acquiring person” until such time as they acquire additional shares in excess of 2% of the Company’s then outstanding common stock as specified in the Rights Agreement for purposes of the Rights, and therefore, until such time, their ownership cannot trigger the Rights. Specified “inadvertent” owners that would otherwise become an acquiring person, including those who would have this designation as a result of repurchases of common stock by us, will not become acquiring persons as a result of those transactions.

Our board of directors may defer the Rights distribution date in some circumstances, and some inadvertent acquisitions will not result in a person becoming an acquiring person if the person promptly divests itself of a sufficient number of shares of common stock.
Until the Rights distribution date:
•	our common stock certificates and book entry shares will evidence the Rights, and the Rights will be transferable only with those certificates; and
•	any new common stock will be issued with Rights and new certificates or book entry shares, as applicable, will contain a notation incorporating the Rights Agreement by reference.
As soon as practicable after the Rights distribution date, the Rights agent will mail certificates representing the Rights to holders of record of common stock at the close of business on that date. After the Rights distribution date, only separate Rights certificates will represent the Rights.
We will not issue Rights with any shares of common stock we issue after the Rights distribution date, except as our board of directors may otherwise determine.
Flip-In Event
A “flip-in event” will occur under the Rights Agreement when a person becomes an acquiring person other than pursuant to certain kinds of permitted offers. An offer is permitted under the Rights Agreement if a person will become an acquiring person pursuant to a merger or other acquisition agreement that has been approved by our board of directors prior to that person becoming an acquiring person.
If a flip-in event occurs and we have not previously redeemed the Rights as described under the heading “Redemption of Rights” below or, if the acquiring person acquires less than 50% of our outstanding common stock and we do not exchange the Rights as described under the heading “Exchange of Rights” below, each Right, other than any Right that has become void, as we describe below, will become exercisable at the time it is no longer redeemable for the number of shares of common stock, or, in some cases, cash, property or other of our securities, having a current market price equal to two times the exercise price of such right.
When a flip-in event occurs, all Rights that then are, or in some circumstances that were, beneficially owned by or transferred to an acquiring person or specified related parties will become void in the circumstances the Rights Agreement specifies.
Flip-Over Event
A “flip-over event” will occur under the Rights Agreement when, at any time after a person has become an acquiring person:
•	we are acquired in a merger or other business combination transaction, other than specified mergers that follow a permitted offer of the type we describe above; or
•	50% or more of our assets or earning power is sold or transferred.
If a flip-over event occurs, each holder of a Right, other than any Right that has become void as we describe under the heading “Flip-In Event” above, will have the right to receive the number of shares of common stock of the acquiring company which has a current market price equal to two times the exercise price of such Right.
Anti-dilution
The number of outstanding Rights associated with our common stock is subject to adjustment for any stock split, stock dividend or subdivision, combination or reclassification of our common stock occurring prior to the Rights distribution date. With some exceptions, the Rights Agreement will not require us to adjust the exercise price of the Rights until cumulative adjustments amount to at least 1% of the exercise price. It also will not require us to issue fractional shares of our Series A Participating Preferred Stock that are not integral multiples of one-thousandth of a share, and, instead we may make a cash adjustment based on the market price of the common stock on the last trading date prior to the date of exercise.

Redemption of Rights
At any time until the date on which the occurrence of a flip-in event is first publicly announced, we may order redemption of the Rights in whole, but not in part, at a redemption price of $0.01 per right. The redemption price is subject to adjustment for any stock split, stock dividend or similar transaction occurring before the date of redemption. At our option, we may pay that redemption price in cash or shares of common stock. The Rights are not exercisable after a flip-in event if they are timely redeemed by us or until ten days following the first public announcement of a flip-in event. If our board of directors timely orders the redemption of the Rights, the Rights will terminate on the effectiveness of that action.
Exchange of Rights
We may, at our option, exchange the Rights (other than Rights owned by an acquiring person or an affiliate or an associate of an acquiring person, which have become void), in whole or in part. The exchange will be at an exchange ratio of one share of common stock per right, subject to specified adjustments at any time after the occurrence of a flip-in event and prior to any person other than us or our existing stockholders becoming the beneficial owner of 50% or more of our outstanding common stock for the purposes of the Rights Agreement.
Amendment of Terms of Rights
During the time the Rights are redeemable, we may amend any of the provisions of the Rights Agreement, other than by decreasing the redemption price. Once the Rights cease to be redeemable, we generally may amend the provisions of the Rights Agreement, other than to decrease the redemption price, only as follows:
•	to cure any ambiguity, defect or inconsistency;
•	to make changes that do not materially adversely affect the interests of holders of Rights, excluding the interests of any acquiring person; or
•
to shorten or lengthen any time period under the Rights Agreement, except that we cannot lengthen the time period governing redemption or lengthen any time period that protects, enhances or clarifies the benefits of holders of Rights other than an acquiring person.

Other Matters
Directors
Our directors are elected by a majority of the votes cast by stockholders entitled to vote. There is no provision for cumulative voting.
Our board of directors must consist of at least one member. Stockholders may change the number of directors only by the affirmative vote of holders of a majority of the outstanding common stock. The board of directors may change the number of directors only by a majority vote of the entire board. Our board of directors is divided into three classes, with each class serving staggered, three-year terms. Each director shall be elected to serve until the next annual meeting of stockholders at which the term expires for the relevant class, and until his successor shall have been duly elected and qualified, except in the event of his death, resignation, removal, or the earlier termination of his term of office. Our board of directors has the authority to fix the amounts which shall be payable to the members of the board of directors for attendance at any meeting or for services rendered to us.
Stockholder Meetings
Under our amended and restated bylaws, annual stockholder meetings will be held at a time and place selected by our board of directors. The meetings may be held in or outside the Marshall Islands. Special meetings may be called by our Chairman, Chief Executive Officer, or Secretary at the direction of the board of directors or by holders of not less than one-fifth of all outstanding common stock. Our board of directors may set a record date between 15 and 60 days before the date of any meeting to determine the stockholders that will be eligible to receive notice and vote at the meeting. Shareholders of record holding at least one third of the shares issued and outstanding and entitled to vote at such meetings, present in person or by proxy, will constitute a quorum at all stockholder meetings.

Dissenters’ Rights of Appraisal and Payment
Under the BCA, our shareholders have the right to dissent from various corporate actions, including any merger or consolidation or sale of all or substantially all of our assets not made in the usual course of our business, and receive payment of the fair value of their shares. However, the right of a dissenting shareholder to receive payment of the appraised fair value of his shares is not available under the BCA for the shares of any class or series of stock, which shares or depository receipts in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting of the shareholders to act upon the agreement of merger or consolidation, were either (i) listed on a securities exchange or admitted for trading on an interdealer quotation system or (ii) held of record by more than 2,000 holders. In the event of any further amendment of our amended and restated articles of incorporation, a shareholder also has the right to dissent and receive payment for the shareholder’s shares if the amendment alters certain rights in respect of those shares. The dissenting shareholder must follow the procedures set forth in the BCA to receive payment. In the event that we and any dissenting shareholder fail to agree on a price for the shares, the BCA procedures involve, among other things, the institution of proceedings in the high court of the Republic of The Marshall Islands or in any appropriate court in any jurisdiction in which our shares are primarily traded on a local or national securities exchange.
Stockholders’ Derivative Actions
Under the BCA, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of common stock both at the time the derivative action is commenced and at the time of the transaction to which the action relates.
Limitations on Liability and Indemnification of Officers and Directors
The BCA authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. Our amended and restated bylaws include a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director to the fullest extent permitted by law.
Our amended and restated bylaws provide that certain individuals, including our directors and officers, are entitled to be indemnified by us to the same extent as authorized by the BCA, if such individuals acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. We shall have the power to pay in advance expenses a director or officer incurs while defending a civil or criminal proceeding, subject to certain conditions. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.
The limitation of liability and indemnification provisions in our amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.
Anti-takeover Effect of Certain Provisions of our Amended and Restated Articles of Incorporation and Bylaws
Several provisions of our amended and restated articles of incorporation and bylaws may have anti-takeover effects. These provisions, which are summarized below, are intended to avoid costly takeover battles, lessen our vulnerability to a hostile change of control and enhance the ability of our board of directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these anti-takeover provisions could also discourage, delay or prevent (i) the merger or acquisition of our company by means of a tender offer, a proxy contest or otherwise that a stockholder may consider in its best interest and (ii) the removal of incumbent officers and directors.
Business Combinations
Our amended and restated articles of incorporation generally prohibit us from entering into a business combination with an “interested shareholder” for a period of three years following the date on which the person became an interested shareholder.  Interested shareholder is defined, with certain exceptions, as a person who (i) owns more than 15% of our outstanding voting stock, or (ii) is an affiliate or associate of the Company that owned more than 15% of our outstanding stock at any time in the prior three years from the date the determination is being made as to whether he or she is an interested shareholder.
This prohibition does not apply in certain circumstances such as if (i) prior to the person becoming an interested shareholder, our board of directors approved the business combination or the transaction which resulted in the person becoming an interested shareholder, or (ii) the person became an interested shareholder prior to the Company’s initial public offering.

Blank Check Preferred Stock
Under the terms of our amended and restated articles of incorporation, our board of directors has authority, without any further vote or action by our stockholders, to issue up to 25,000,000 shares of blank check preferred stock. Our board of directors may issue shares of preferred stock on terms calculated to discourage, delay or prevent a change of control of our company or the removal of our management.
Classified Board of Directors
Our amended and restated articles of incorporation provide for the division of our board of directors into three classes of directors, with each class as nearly equal in number as possible, serving staggered, three-year terms. Approximately one-third of our board of directors is elected each year. This classified board provision could discourage a third party from making a tender offer for our shares or attempting to obtain control of us. It could also delay stockholders who do not agree with the policies of our board of directors from removing a majority of our board of directors for two years.
Election and Removal of Directors
Our amended and restated articles of incorporation prohibit cumulative voting in the election of directors. Our amended and restated bylaws require parties other than the board of directors to give advance written notice of nominations for the election of directors. Our amended and restated articles of incorporation also provide that our directors may be removed only for cause and only upon the affirmative vote of a majority of the outstanding shares of our capital stock entitled to vote for those directors. These provisions may discourage, delay or prevent the removal of incumbent officers and directors.
Limited Actions by Stockholders
Our amended and restated articles of incorporation and bylaws provide that any action required or permitted to be taken by our stockholders must be effected at an annual or special meeting of stockholders or by the unanimous written consent of our stockholders. Our amended and restated articles of incorporation and bylaws provide that, subject to certain exceptions, our Chairman, Chief Executive Officer, or Secretary at the direction of the board of directors or holders of not less than one-fifth of all outstanding shares may call special meetings of our stockholders and the business transacted at the special meeting is limited to the purposes stated in the notice. Accordingly, a stockholder may be prevented from calling a special meeting for stockholder consideration of a proposal over the opposition of our board of directors and stockholder consideration of a proposal may be delayed until the next annual meeting.
Advance Notice Requirements for Stockholder Proposals and Director Nominations
Our amended and restated bylaws provide that stockholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the date on which we first mailed our proxy materials for the preceding year’s annual meeting. Our bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may impede stockholders’ ability to bring matters before an annual meeting of stockholders or make nominations for directors at an annual meeting of stockholders.
Registrar and Transfer Agent
The registrar and transfer agent for our common stock and Series B Preferred Stock is Computershare Trust Company, N.A.
Listing
Shares of our common stock are listed on the NYSE under the symbol “DSX.”  Shares of our Series B Preferred Stock are listed on the NYSE under the symbol “DSXPRB.”

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates, and pursuant to an applicable prospectus supplement. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. These indentures will be filed either as exhibits to an amendment to the registration statement of which this prospectus forms a part or as an exhibit to a report under the Exchange Act, that will be incorporated by reference into the registration statement of which this prospectus forms a part or a prospectus supplement. We refer to any applicable prospectus supplement, amendment to the registration statement and/or Exchange Act report as “subsequent filings.” The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are each referred to individually as an “indenture” and collectively as the “indentures.” Each indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended, and will be construed in accordance with and governed by the laws of the State of New York (without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction) unless otherwise stated in the applicable prospectus supplement and indenture (or post-effective amendment hereto).  Each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement or a supplemental indenture, if any, relating to such series.
The following description sets forth certain general terms and provisions of the debt securities. The particular terms and provisions of the debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to the offered debt securities, will be described in the applicable subsequent filings.  The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement and indenture and, as applicable, supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.
General
We expect that neither indenture will limit the amount of debt securities which may be issued and that each indenture will provide that debt securities may be issued in one or more series.
We expect that the subsequent filings related to a series of offered debt securities will describe the following terms of the series:
•	the designation, aggregate principal amount and authorized denominations;
•	the issue price, expressed as a percentage of the aggregate principal amount;
•	the maturity date;
•	the interest rate per annum, if any;
•
if the debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

•	whether the debt securities will be our senior or subordinated securities;
•	whether the debt securities will be our secured or unsecured obligations;
•	the applicability of and terms of any guarantees;
•
any period or periods during which, and the price or prices at which, we will have the option to or be required to redeem or repurchase the debt securities of the series and the other material terms and provisions applicable to such  redemption or repurchase;

•	any optional or mandatory sinking fund provisions;

•	any conversion or exchangeability provisions;
•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which debt securities of the series will be issuable;
•	if other than the full principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration or provable in bankruptcy;
•	any events of default not set forth in this prospectus;
•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;
•
if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

•	whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;
•
if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

•
if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

•	any covenants or other material terms relating to the debt securities, which may not be inconsistent with the applicable indenture;
•	whether the debt securities will be issued in the form of global securities or certificates in registered form;
•	any listing on any securities exchange or quotation system;
•	additional provisions, if any, related to defeasance and discharge of the debt securities; and
•	any other special features of the debt securities.
Subsequent filings may include additional terms not listed above. Unless otherwise indicated in subsequent filings with the Commission relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the registered holders at their registered addresses.
Unless otherwise indicated in subsequent filings with the Commission, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.
Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. United States federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the Commission relating to those securities.
We refer you to the applicable subsequent filings for the particular terms and provisions of the debt securities offered by any prospectus supplement.

Senior Debt Securities
We may issue senior debt securities under a senior debt indenture. These senior debt securities would rank on an equal basis with all our other unsubordinated debt.
Subordinated Debt Securities
We may issue subordinated debt securities under a subordinated debt indenture. These subordinated debt securities would rank subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in the applicable prospectus supplement.
Covenants
Any series of offered debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:
•	our ability to incur either secured or unsecured debt, or both;
•	our ability to make certain payments, dividends, redemptions or repurchases;
•	our ability to create dividend and other payment restrictions affecting our subsidiaries;
•	our ability to make investments;
•	mergers and consolidations by us;
•	sales of assets by us;
•	our ability to enter into transactions with affiliates;
•	our ability to incur liens; and
•	sale and leaseback transactions.
Modification of the Indentures
We expect that each indenture and the rights of the respective holders generally may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But we expect that no modification that:
(1) changes the amount of securities whose holders must consent to an amendment, supplement or waiver;
(2) reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;
(3) reduces the principal or changes the maturity of any security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;
(4) waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);
(5) makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;
(6) makes any change with respect to holders’ rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or
(7) waives a redemption payment with respect to any security or changes any of the provisions with respect to the redemption of any securities;
will be effective against any holder without his consent.

Additionally, certain changes under each indenture will not require the consent of any holders.  These types of changes are generally limited to clarifications of ambiguities, omissions, defects and inconsistencies in each indenture and amendments, supplements and other changes that would not adversely affect the holders of outstanding debt securities under each indenture, such as adding security, covenants, additional events of default or successor trustees.
Events of Default
We expect that each indenture will define an event of default for the debt securities of any series as being any one of the following events:
•	default in any payment of interest when due which continues for 30 days;
•	default in any payment of principal or premium when due;
•	default in the deposit of any sinking fund payment when due;
•	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;
•
default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filings, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

•	events of bankruptcy, insolvency or reorganization.
An event of default of one series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.
There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of offered debt securities.
We expect that under each indenture, in case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Further, any event of default for the debt securities of any series which has been cured is expected to be permitted to be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.
We expect that each indenture will require us to file annually, after debt securities are issued under that indenture, with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. We also expect that each indenture will provide that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.
Subject to the duties of the trustee in case an event of default occurs and continues, we expect that each indenture will provide that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture is expected to provide that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.
Defeasance and Discharge
The terms of each indenture are expected to provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities.
We expect that this right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.

Defeasance of Certain Covenants
We expect that the terms of each indenture will provide us with the right to omit complying with specified covenants and specified events of default described in a subsequent filing upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities.
We expect that to exercise this right we will also be required to deliver to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that the deposit and related covenant defeasance will not cause the holders of such series to recognize income, gain or loss for United States federal income tax purposes.
A subsequent filing may further describe the provisions, if any, of any particular series of offered debt securities permitting a discharge defeasance.
Form of Debt Securities
Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Both certificated securities in definitive form and global securities may be issued either in registered form, where our obligation runs to the holder of the security named on the face of the security, or in bearer form, where our obligation runs to the bearer of the security.
Definitive securities name you or your nominee as the owner of the security, other than definitive bearer securities, which name the bearer as owner, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.
Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities, other than global bearer securities, which name the bearer as owner. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Global Securities
We may issue the debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees. If not described below, any specific terms of the depositary arrangement with respect to any debt securities to be represented by a registered global security will be described in the prospectus supplement relating to those debt securities. We anticipate that the following provisions will apply to all depositary arrangements:
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or selling agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some jurisdictions may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities. So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture.
Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest in that registered global security, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders of a registered global security or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustee or any other agent of us or agent of the trustee will have any responsibility or liability to owners of beneficial interests for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
We expect that the indenture will provide that if the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will be required to issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, the indenture is expected to allow us to decide, at any time and in our sole discretion, to not have any of the securities represented by one or more registered global securities. If we make that decision, we will issue securities in definitive form in exchange for all of the registered global security or securities representing those securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.
If we issue registered global securities, we expect that the Depository Trust Company, or DTC, will act as depository and the securities will be registered in the name of Cede & Co., as DTC’s nominee.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement. We expect that such terms will include, among others:
•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the currency or currencies in which the price of such warrants will be payable;
•
the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which, and the currency or currencies in which, the securities or other rights purchasable upon exercise of such warrants may be purchased;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	if applicable, a discussion of any material U.S. federal income tax considerations; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts for the purchase or sale of:
•	debt or equity securities issued by us, a basket of such securities, an index or indices of such securities, or any combination of the above as specified in the applicable prospectus supplement; or
•	currencies.
Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities or currencies at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities or currencies and any acceleration, cancellation or termination provisions, provisions relating to U.S. federal income tax considerations, if any, or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or pre-funded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either a senior indenture or subordinated indenture.

DESCRIPTION OF RIGHTS
We may issue rights to purchase our equity securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the stockholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.
The applicable prospectus supplement relating to any rights will describe the terms of the offered rights. We expect that such terms will include, where applicable:
•	the exercise price for the rights;
•	the number of rights issued to each stockholder;
•	the extent to which the rights are transferable;
•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;
•	the date on which the right to exercise the rights will commence and the date on which the right will expire;
•	the amount of rights outstanding;
•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and
•	the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.
The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the Commission if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer rights, see “Where You Can Find Additional Information” of this prospectus. We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more rights, purchase contracts, warrants, debt securities, preferred shares, common stock (including related preferred stock purchase rights) or any combination of such securities.  The applicable prospectus supplement will describe the terms of the offered units.  We expect that such terms will include, among others:
•
the terms of the units and of the rights, purchase contracts, warrants, debt securities, preferred shares, and/or common stock (including related preferred stock purchase rights) comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;
•	if applicable, a discussion of any material U.S. federal income tax considerations; and
•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

ENFORCEABILITY OF CIVIL LIABILITIES
Diana Shipping Inc. is a Marshall Islands corporation.  The Marshall Islands has a less developed body of securities laws than the United States and provides protections for investors to a significantly lesser extent.
Our principal executive offices are located outside the United States in Athens, Greece, and a majority of our directors, officers and the experts named in this prospectus reside outside the United States.  In addition, a substantial portion of our assets and the assets of our directors, officers and experts are located outside the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in United States courts against us or these persons in any action, including actions based upon the civil liability provisions of United States federal or state securities laws. Furthermore, there is substantial doubt that courts in the countries in which we or our subsidiaries are incorporated or where our assets or the assets of our subsidiaries, directors or officers and such experts are located (i) would enforce judgments of U.S. courts obtained in actions against us or our subsidiaries, directors or officers and such experts based upon the civil liability provisions of applicable U.S. federal and state securities laws or (ii) would enforce, in original actions, liabilities against us or our subsidiaries, directors or officers and such experts based on those law

EXPENSES
The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.
Commission Registration Fee	$27,275
FINRA Filing Fee	*
NYSE Supplemental Listing Fee	*
Legal Fees and Expenses	*
Accounting Fees and Expenses	*
Printing and Engraving Expenses	*
Transfer Agent and Registrar Fees and Expenses	*
Indenture Trustee Fees and Expenses	*
Blue Sky Fees and Expenses	*
Miscellaneous	*
Total	*

* To be provided by a prospectus supplement or as an exhibit to a report on Form 6-K that is incorporated by reference into the registration statement of which this prospectus forms a part.
LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon for us by Seward & Kissel LLP, New York, New York, with respect to matters of the law of the Republic of the Marshall Islands and with respect to matters of United States and New York law.
EXPERTS
The consolidated financial statements of Diana Shipping Inc. appearing in Diana Shipping Inc.’s Annual Report (Form 20-F) for the year ended December 31, 2020 and the effectiveness of Diana Shipping Inc.’s internal control over financial reporting as of December 31, 2020 have been audited by Ernst & Young (Hellas) Certified Auditors-Accountants S.A., independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing. Ernst & Young (Hellas) Certified Auditors-Accountants S.A. is located at 8B Chimarras Street, 15125, Maroussi, Greece and is registered as a corporate body with the public register for company auditors-accountants kept with the Body of Certified Auditors Accountants (“SOEL”), Greece with registration number 107.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus with the Commission.  This prospectus is a part of that registration statement, which includes additional information.
Government Filings
We file annual and special reports with the Commission.  You may read and copy any document that we file and obtain copies at prescribed rates from the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling 1 (800) SEC-0330.  The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.  Our filings are also available on our website at http://www.dianashippinginc.com.  The information on our website does not constitute a part of this prospectus.
Information Incorporated by Reference
The Commission allows us to “incorporate by reference” information that we file with it.  This means that we can disclose important information to you by referring you to those filed documents.  The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.
We hereby incorporate by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c) or 15(d) of the Exchange Act:
•
Our Annual Report on Form 20-F for the year ended December 31, 2020, filed with the Commission on March 12, 2021, which contains our audited consolidated financial statements for the most recent fiscal year for which those statements have been filed;

•	Our two Reports on Form 6-K, furnished to the Commission on January 8, 2021;
•	Our Report on Form 6-K, furnished to the Commission on January 11, 2021;
•	Our Report on Form 6-K, furnished to the Commission on January 21, 2021;
•	Our Report on Form 6-K, furnished to the Commission on February 9, 2021;
•	Our two Reports on Form 6-K, furnished to the Commission on February 24, 2021;
•	Our Report on Form 6-K, furnished to the Commission on February 26, 2021;
•	Our Report on Form 6-K, furnished to the Commission on March 9, 2021;
•	Our Report on Form 6-K, furnished to the Commission on March 10, 2021;
•	Our Report on Form 6-K, furnished to the Commission on March 11, 2021;
•	Our Report on Form 6-K, furnished to the Commission on March 15, 2021;
•	Our Report on Form 6-K, furnished to the Commission on March 17, 2021;
•	Our Report on Form 6-K, furnished to the Commission on April 15, 2021;
•	Our Report on Form 6-K, furnished to the Commission on April 22, 2021;
•	Our Report on Form 6-K, furnished to the Commission on April 23, 2021;

•	Our Report on Form 6-K, furnished to the Commission on April 28, 2021;
•	Our Report on Form 6-K, furnished to the Commission on May 7, 2021;
•	Our Report on Form 6-K, furnished to the Commission on May 18, 2021;
•	Our Report on Form 6-K, furnished to the Commission on May 19, 2021;
•	Our two Reports on Form 6-K, furnished to the Commission on May 21, 2021;
•	Our Report on Form 6-K, furnished to the Commission on June 1, 2021;
•	Our Form 8-A12B, filed with the Commission on March 15, 2005, registering our common stock under Section 12(b) of the Exchange Act, and any amendment filed thereto;
•
Our Form 8-A12B, filed with the Commission on February 13, 2014, registering our 8.875% Series B Cumulative Redeemable Perpetual Preferred Stock under Section 12(b) of the Exchange Act, and any amendment filed thereto; and

•	Our Form 8-A12B, filed with the Commission on January 15, 2016, registering our preferred stock purchase rights under Section 12(b) of the Exchange Act, and any amendment filed thereto.
We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Commission and certain reports on Form 6-K or other filings that we furnish to the Commission after the date of this prospectus (if they state that they are incorporated by reference into this prospectus), including all such reports filed after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated.  In all cases, you should rely on the later information over different information included in this prospectus or the applicable prospectus supplement.
You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only.  Our business, financial condition and results of operations and prospects may have changed since those dates.
You may request a free copy of the above-mentioned filings or any subsequent filings we incorporate by reference to this prospectus by writing or telephoning us at the following address:
Diana Shipping Inc.
Pendelis 16
175 64 Palaio Faliro
Athens, Greece
011 30 (210) 947-0100
Information Provided by the Company
We will furnish holders of our common stock with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with U.S. GAAP.  As a “foreign private issuer,” we are exempt from the rules under the Securities Exchange Act prescribing the furnishing and content of proxy statements to shareholders.  While we intend to furnish proxy statements to any shareholder in accordance with the rules of the NYSE, those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act.  In addition, as a “foreign private issuer,” our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

$200,000,000

Common Shares
Prospectus Supplement

Maxim Group LLC